Exhibit 4.40

Power of Attorney

We, Beijing Momo Technology Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with its address at Room 222002, Floor 20th, Building No.6, Yard No.1, Futongdong Avenue, Chaoyang District, Beijing, and a holder of 70.00% of the entire registered capital in QOOL Media (Tianjin) Co., Ltd. (hereinafter “QOOL Tianjin”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize QOOL Media Technology (Tianjin) Co., Ltd. (“WFOE”) to exercise the following rights relating to all equity interests held by us now and in the future in QOOL Tianjin (“Our Shareholding”) during the term of this Power of Attorney:

The WFOE is hereby authorized to act on our behalf as our exclusive agent and attorney with respect to all matters concerning Our Shareholding, including but not limited to: 1) attending shareholders’ meetings of QOOL Tianjin; 2) exercising all the shareholder’s rights and shareholder’s voting rights that we are entitled to under the relevant PRC laws and QOOL Tianjin’s Articles of Association, including but not limited to the sale, transfer, pledge, or disposition of Our Shareholding in part or in whole; and 3) designating and appointing on our behalf the legal representative, directors, supervisors, chief executive officer, and other senior management members of QOOL Tianjin.

Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority to, on our behalf, execute all the documents we shall sign as stipulated in the Exclusive Option Agreement entered into by and among us, the WFOE, and QOOL Tianjin on December 18, 2018 and the Equity Pledge Agreement entered into by and among us, the WFOE, and QOOL Tianjin on December 18, 2018 (including any modifications, amendments, and restatements thereto, collectively referred to as the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with Our Shareholding conducted by the WFOE shall be deemed as our own actions, and all the documents related to Our Shareholding executed by the WFOE shall be deemed as executed by us. We hereby acknowledge and ratify those actions and/or documents by the WFOE.

The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to us or obtaining our consent. If required by PRC laws, the WFOE shall designate a PRC citizen to exercise the aforementioned rights.

During the period that We are a shareholder of QOOL Tianjin, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, We hereby waive all the rights associated with Our Shareholding, which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by ourselves.

This Power of Attorney is written in Chinese and English. The Chinese version and English version shall have equal legal validity.

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Beijing Momo Technology Co., Ltd.

By:	/s/ Yan Tang /common seal/
Name:	Yan Tang
Title:	Legal Representative

Accepted by:

QOOL Media Technology (Tianjin) Co., Ltd.

By:	/s/ Yiu Pak LEUNG /common seal/
Name:	Yiu Pak LEUNG
Title:	Legal Representative

Power of Attorney

Tianjin Mingqiao Media Partnership (Limited Partnership) (hereinafter “Tianjin Mingqiao”), a limited partnership organized and existing under the laws of the PRC, with its address at TG No.294, Room209, Floor 2nd, Zone C, Animation Mansion, No. 126, Dongmanzhong Road, Eco-city, Tianjin, and a holder of 30.00% of the entire registered capital in QOOL Media (Tianjin) Co., Ltd. (hereinafter “QOOL Tianjin”) as of the date when the Power of Attorney is executed; DA Ridan, a Chinese citizen with Chinese ID Number of ***, and a holder of 1% of the entire capital of Tianjin Mingqiao; FENG Chen (together with Tianjin Mingqiao and DA Ridan, “We”), a Chinese citizen with Chinese ID Number of *** , and a holder of 99% of the entire capital of Tianjin Mingqiao , hereby irrevocably authorize QOOL Media Technology (Tianjin) Co., Ltd. (“WFOE”) to exercise the following rights relating to all equity interests held by us now and in the future in QOOL Tianjin (“Tianjin Mingqiao’s Shareholding”) during the term of this Power of Attorney:

The WFOE is hereby authorized to act on our behalf as our exclusive agent and attorney with respect to all matters concerning Tianjin Mingqiao’s Shareholding, including but not limited to: 1) attending shareholders’ meetings of QOOL Tianjin; 2) exercising all the shareholder’s rights and shareholder’s voting rights that Tianjin Mingqiao is entitled to under the relevant PRC laws and QOOL Tianjin’s Articles of Association, including but not limited to the sale, transfer, pledge, or disposition of Tianjin Mingqiao’s Shareholding in part or in whole; and 3) designating and appointing on Tianjin Mingqiao’s behalf the legal representative, directors, supervisors, chief executive officer, and other senior management members of QOOL Tianjin.

Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority to, on our behalf, execute all the documents we shall sign as stipulated in the Exclusive Option Agreement entered into by and among us, the WFOE, and QOOL Tianjin on December 18, 2018 and the Equity Pledge Agreement entered into by and among us, the WFOE, and QOOL Tianjin on December 18, 2018 (including any modifications, amendments, and restatements thereto, collectively referred to as the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with Our Shareholding conducted by the WFOE shall be deemed as our own actions, and all the documents related to Our Shareholding executed by the WFOE shall be deemed as executed by us. We hereby acknowledge and ratify those actions and/or documents by the WFOE.

The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to us or obtaining our consent. If required by PRC laws, the WFOE shall designate a PRC citizen to exercise the aforementioned rights.

During the period that Tianjin Mingqiao is a shareholder of QOOL Tianjin, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, We hereby waive all the rights associated with Our Shareholding, which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by ourselves.

This Power of Attorney is written in Chinese and English. The Chinese version and English version shall have equal legal validity.

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Tianjin Mingqiao Media Partnership (Limited Partnership)

By:	/s/ FENG Chen /common seal/
Name:	FENG Chen
Title:	Executive Partner

Party B2:

By:	/s/ DA Ridan
Name:	DA Ridan

Party B3:

By:	/s/ FENG Chen /common seal/
Name:	FENG Chen

Accepted by:

QOOL Media Technology (Tianjin) Co., Ltd.

By:	/s/ Yiu Pak LEUNG /common seal/
Name:	Yiu Pak LEUNG
Title:	Legal Representative

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